MINERAL PROPERTY PURCHASE AGREEMENT


                  THIS AGREEMENT dated for reference January 31, 2005.


BETWEEN:

                  KLONDIKE BAY RESOURCES, of 326 Penman Avenue, Garson, Ontario, P3L 1S5; and

                  (the "Vendor")

                                                              OF THE FIRST PART

AND:

                  CRAWFORD  LAKE MINING INC., a company  incorporated  pursuant
                  to the laws of Nevada with    an office at 4372 Greta Street,
                  Burnaby, British Columbia, V5J 1N8;

                  (the "Purchaser")

                                                             OF THE SECOND PART

W H E R E A S :

A. The Vendor is the owner of one mining claim consisting of twelve units covering 192 hectares located approximately 30 kilometres northeast of the City of Sudbury in the Scadding Township of Ontario, known as the Little Bonanza Property and recorded under claim number S-3018927 (the "Claim");

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase a 100% right, interest and title in and to the Claim upon the terms and conditions hereinafter set forth;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.                VENDOR'S REPRESENTATIONS

1.1               The Vendor represents and warrants to the Purchaser that:

         (a)      The Vendor is the registered  and  beneficial  owner of the
                  Claim and holds the right to transfer   title to the Claim and
                  to explore and develop the Claim;

         (b) The Vendor holds the Claim free and clear of all liens, charges and claim of others, and the Vendor has a free and unimpeded right of access to the Claim and has use of the Claim surface for the herein purposes;

         (c) The Claim has been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of Ontario and is in good standing in Ontario as of the date of this Agreement;

         (d) There are no adverse claims or challenges against or to the Vendor's ownership of or title to the Claim nor to the knowledge of the Vendor is there any basis therefore, and there are no outstanding agreements or options to acquire or purchase the Claim or any portion thereof;

         (e) The Vendor has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which the Vendor is a party or by which he is bound or to which he is subject; and

         (f) No proceedings are pending for, and the Vendor is unaware of any basis for, the institution of any proceedings
                  which  could  lead  to  the   placing  of  either   Vendor  in
                  bankruptcy, or in any position similar to bankruptcy.

1.2 The representations and warranties of the Vendor set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claim by the Purchaser.

2.                THE PURCHASER'S REPRESENTATIONS

                  The Purchaser warrants and represents to the Vendor that it is a body corporate, duly incorporated under the laws of the state of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.                SALE OF CLAIM

                  The Vendor hereby sells, grants and devises to the Purchaser a 100% undivided right, title and interest in and to the Claim in consideration of the Purchaser paying $7,000 to the Vendor upon the closing of this Agreement.

4.                CLOSING

                  The sale and purchase of the interest in the Claim shall be closed concurrently with the execution of this Agreement.

5.                COVENANTS OF THE PURCHASER

                  The Purchaser shall perform all work on the Claim in a miner-like manner and shall comply with all laws, regulations and permitting requirements of Canada and Ontario including compliance with all:

         (a)      environmental statutes, guidelines and regulations;

         (b)      work permit conditions for lakes and streams; and

         (c)      work restrictions relating to forest fire hazards.

7.                FORCE MAJEURE

                  If the Purchaser is prevented from or delayed in complying with any provisions of this Agreement by reason of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Purchaser, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and the Purchaser, insofar as is possible, shall promptly give written notice to the Vendor of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Vendor as soon as such cause ceases to exist.

8.                ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.

9.                NOTICE

9.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered to the other party at its respective address first noted above, and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, on the fourth business day after the date of mailing thereof.

9.2 Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

10.               RELATIONSHIP OF PARTIES

                  Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party a partner, agent or legal representative of the other party.

11.               FURTHER ASSURANCES

                  The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

12.               TIME OF ESSENCE

                  Time shall be of the essence of this Agreement.

13.               TITLES

                  The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

14.               CURRENCY

                  All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.

15.               NONSEVERABILITY

                  This Agreement shall be considered and construed as a single instrument and the failure to perform any of the terms and conditions in this Agreement shall constitute a violation or breach of the entire instrument or Agreement and shall constitute the basis for cancellation or termination.

16.               APPLICABLE LAW

                  The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

17.               ENUREMENT

                  This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

                  IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

                                                CRAWFORD LAKE MINING INC.

/s/ Terry Loney                                 per:  /s/ John Fiddick
------------------------------                  ------------------------------
Authorized Signatory                            John Fiddick, President
Klondike Bay Resources